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                                                                  EXHIBIT 10.4

                         KEY EXECUTIVE PERFORMANCE PLAN

                                       OF

                          CHEMICAL BANKING CORPORATION



                               SECTION 1 - PURPOSE

         1.1 The Key Executive Performance Plan of Chemical Banking Corporation (the "Plan") is designed to attract and retain the services of selected employees who are in a position to make a material contribution to the successful operation of the business of Chemical Banking Corporation or one or more of its Subsidiaries. The Plan shall become effective as of January 1, 1994, subject to approval by stockholders in the manner required by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").


                             SECTION 2 - DEFINITIONS

         2.1 For purposes of this Plan, the following terms shall have the following meanings:

                  (a) "Award" means an amount payable to a Participant pursuant to Section 4 of this Plan.

                  (b) "Board of Directors" means the Board of Directors of the Corporation.

                  (c) "Compensation Committee" or "Committee" means the Compensation and Benefits Committee of the Board of Directors.

                  (d)      "Corporation" means Chemical Banking Corporation.

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                  (e) "Participant" means an employee of the Corporation or of a
         Subsidiary who has been designated by the Committee as eligible to receive an Award pursuant to the Plan for the Plan Year.

                  (f) "Plan Year" means the calendar year.

                  (g) "Subsidiary" means (i) any corporation, domestic or foreign, more than 50 percent of the voting stock of which is owned or controlled, directly or indirectly, by the Corporation; or, (ii) any partnership, more than 50 percent of the profits interest or capital interest of which is owned or controlled, directly or indirectly, by the Corporation; or (iii) any other legal entity, more than 50 percent of the ownership interest, such interest to be determined by the Committee, of which is owned or controlled, directly or indirectly, by the Corporation.


                     SECTION 3 - DETERMINATION OF BONUS POOL

         3.1 Not later than three months after the beginning of the Plan Year, the Committee shall prescribe an objective formula pursuant to which a pool of funds (a "bonus pool") will be created for that Plan Year. The bonus pool will consist of:

         (a) a percentage, established by the Committee, of the Corporation's income before income tax expense for that Plan Year in excess of a percentage, established by the Committee, of total stockholders' equity of the Corporation at the beginning of that Plan Year. At the time that it determines the bonus pool formula, the Committee may make provision for excluding the effect of extraordinary events


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                  and changes in accounting methods, practices or policies on the amount of the bonus pool; plus

         (b) commencing in 1995, an amount, not in excess of $2,000,000 (the "Carryover Amount") consisting of the excess of the cumulative bonus pools for all prior Plan Years under the Plan over the actual Awards made for such Plan Years.


                               SECTION 4 - AWARDS

         4.1 Coincident with the establishment of the formula under which the bonus pool will be created for a Plan Year the Committee shall assign shares of the bonus pool for that Plan Year to those individuals whom the Committee designates as Participants for that Plan Year (which shares in the aggregate may not exceed 100% of such bonus pool except to the extent permitted by the Code). The maximum annual Award which can be made to any one Participant for a Plan Year is the sum of (a) .2% of the Corporation's total income before income tax expense, extraordinary items and effect of accounting changes, as set forth on the Corporation's Consolidated Statement of Income for such Plan Year and (b) 50% of the Carryover Amount, determined under Section 3(b), for such Plan Year.

         4.2 Notwithstanding the provisions of Section 4.1, the Committee may, in its sole discretion, reduce the amount otherwise payable to a Participant at any time prior to the payment of the Award to the Participant.


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                  SECTION 5 - ELIGIBILITY FOR PAYMENT OF AWARDS

         5.1 Subject to Section 4.2, a Participant who has been assigned a share of the bonus pool shall receive payment of an Award if he or she remains employed by the Corporation or its Subsidiaries through the end of the applicable Plan Year; provided, however, that no Participant shall be entitled to payment of an Award hereunder until the Committee certifies in writing that the performance goals and any other material terms of the Plan have in fact been satisfied. (Such written certification may take the form of minutes of the Committee).


                SECTION 6 - FORM AND TIMING OF PAYMENT OF AWARDS

         6.1 Awards may be paid, in whole or in part, in cash, in the form of grants of stock based awards (other than options) made under the Corporation's Long Term Stock Incentive Plan, as amended from time to time, or any successor plan ("LTSIP"), or in any other form prescribed by the Committee, and may be subject to such additional restrictions as the Committee, in its sole discretion, shall impose. Where Awards are paid in property other than cash, the value of such Awards, for purposes of the Plan, shall be determined by reference to the fair market value of the property on the date of the Committee's certification required by Section 5.1. For this purpose the fair market of shares of common stock of the Corporation on a particular date shall equal the "Fair Market Value" (as determined under the LTSIP as in effect on January 1, 1994) of such shares on that date.

         6.2 If an Award is payable in shares of common stock of the Corporation or in another form permitted under the LTSIP, such Awards will be issued in accordance with the LTSIP.


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         6.3      Subject to Sections 5, 6.2 and 7 hereof, Awards shall be paid at such time as the Committee may determine.


                    SECTION 7 - DEFERRAL OF PAYMENT OF AWARDS

         7.1 The Committee may, in its sole discretion, permit a Participant to defer receipt of a cash Award. Any such deferral shall be made pursuant to the terms of the Deferred Compensation Plan of Chemical Banking Corporation and Participating Companies, as amended from time to time, or any successor plan.


                           SECTION 8 - ADMINISTRATION

         8.1      The Plan shall be administered by the Compensation Committee.

         8.2 Subject to the provisions of the Plan, the Committee shall have exclusive power to determine the amounts that shall be available for Awards each Plan Year and to establish the guidelines under which the Awards payable to each Participant shall be determined.

         8.3 The Committee's interpretation of the Plan, grant of any Award pursuant to the Plan, and all actions taken within the scope of its authority under the Plan, shall be final and binding on all Participants (or former Participants) and their executors.

         8.4 The Committee shall have the authority to establish, adopt or revise such rules or regulations relating to the Plan as it may deem necessary or advisable for the administration of the Plan.


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                      SECTION 9 - AMENDMENT AND TERMINATION

         9.1 The Board of Directors may amend any provision of the Plan at any time; provided that no amendment which requires stockholder approval in order for bonuses paid pursuant to the Plan to be deductible under the Code, as amended, may be made without the approval of the stockholders of the Corporation. The Board of Directors shall also have the right to terminate the Plan at any time.


                           SECTION 10 - MISCELLANEOUS

         10.1 The fact that an employee has been designated a Participant shall not confer on the Participant any right to be retained in the employ of the Corporation or one or more of its Subsidiaries, or to be designated a Participant in any subsequent Plan Year.

         10.2 No Award under this Plan shall be taken into account in determining a Participant's compensation for the purpose of any group life insurance or other employee benefit plan unless so provided in such benefit plan.

         10.3 This Plan shall not be deemed the exclusive method of providing incentive compensation for an employee of the Corporation and its Subsidiaries, nor shall it preclude the Committee or the Board of Directors from authorizing or approving other forms of incentive compensation.

         10.4 All expenses and costs in connection with the operation of the Plan shall be borne by the Corporation and its Subsidiaries.

         10.5 The Corporation or other Subsidiary making a payment under this Plan shall withhold therefrom such amounts as may be required by federal, state or local law, and the


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amount payable under the Plan to the person entitled thereto shall be reduced by the amount so withheld.

         10.6 The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of the State of New York to the extent not superseded by federal law.

         10.7 In the event of the death of a Participant, any payment due under this Plan shall be made to his or her estate.


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